Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-265970) and Form S-8 (No. 333-257482) of ATAI Life Sciences N.V. of our report dated February 28, 2023 relating to the financial statements of COMPASS Pathways plc, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom

March 24, 2023